     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 21, 2000
                                                      REGISTRATION NO.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------
                               CISCO SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                  ------------



             CALIFORNIA                                77-0059951
   (STATE OR OTHER JURISDICTION OF                  (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                IDENTIFICATION NUMBER)


                                  ------------

                              170 WEST TASMAN DRIVE
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 526-4000
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                  ------------
                                JOHN T. CHAMBERS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               CISCO SYSTEMS, INC.
                              300 EAST TASMAN DRIVE
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 526-4000
   (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                           CODE, OF AGENT FOR SERVICE)

                                  ------------
                                    Copy to:
                             THERESE A. MROZEK, ESQ.
                         BROBECK, PHLEGER & HARRISON LLP
                              TWO EMBARCADERO PLACE
                                 2200 GENG ROAD
                           PALO ALTO, CALIFORNIA 94303
                                 (650) 424-0160
                                  ------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this registration statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                               -------------------

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================
       Title of Each               Amount          Proposed Maximum          Proposed Maximum       Amount of
    Class of Securities             to Be         Aggregate Offering             Aggregate         Registration
     to be Registered            Registered       Price Per Share(1)         Offering Price(1)         Fee
---------------------------------------------------------------------------------------------------------------
COMMON STOCK,                    13,749,020           $67.75                    $931,496,105        $245,914.97
$0.001 PAR VALUE PER SHARE
===============================================================================================================

(1) The price of $67.75, the average of the high and low prices of Cisco's common stock on the Nasdaq Stock Market's National Market on June 19, 2000, is set forth solely for the purpose of computing the registration fee pursuant to Rule 457(c).

                               -------------------


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SEC, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

THE INFORMATION CONTAINED IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR DOES IT SEEK AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.



                   SUBJECT TO COMPLETION, DATED JUNE 21, 2000


PRELIMINARY PROSPECTUS

                               13,749,020 SHARES

                               CISCO SYSTEMS, INC.
                                  COMMON STOCK


     This prospectus relates to the public offering, which is not being underwritten, of 13,749,020 shares of our common stock which is held by some of our current shareholders.

     The prices at which such shareholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the shares.

     Our common stock is quoted on the Nasdaq National Market under the symbol "CSCO." On June 19, 2000, the average of the high and low price for the common stock was $67.75.

     INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE THE SECTIONS ENTITLED "RISK FACTORS" IN THE DOCUMENTS WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION THAT ARE INCORPORATED BY REFERENCES IN THIS PROSPECTUS FOR CERTAIN RISKS AND UNCERTAINTIES THAT YOU SHOULD CONSIDER.

                         -------------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                         -------------------------------


================================================================================


                 The date of this prospectus is June __, 2000.

     No person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by Cisco Systems, Inc. (referred to in this prospectus as "Cisco" or the "Registrant"), any selling shareholder or by any other person. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities covered by this prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not lawfully be made.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public from our web site at http://www.cisco.com or at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13a, 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed.

          (a) Annual Report on Form 10-K for the fiscal year ended July 31, 1999, filed September 28, 1999, as amended by the Annual Report on Form 10-K/A filed February 3, 2000, including certain information in Cisco's Definitive Proxy Statement in connection with Cisco's 1999 Annual Meeting of Shareholders and certain information in Cisco's Annual Report to Shareholders for the fiscal year ended July 31, 1999;

          (b) Cisco's Quarterly Report on Form 10-Q for the quarter ended April 29, 2000 filed June 13, 2000;

          (c) Cisco's Quarterly Report on Form 10-Q for the quarter ended January 29, 2000 filed March 14, 2000;

          (d) Cisco's Quarterly Report on Form 10-Q for the quarter ended October 30, 1999, filed December 14, 1999, as amended by the Quarterly Report on Form 10-Q/A filed February 3, 2000;

          (e) Cisco's Current Report on Form 8-K filed June 7, 2000;

          (f) Cisco's Current Report on Form 8-K filed May 26, 2000;

          (g) Cisco's Current Report on Form 8-K filed May 18, 2000;

          (h) Cisco's Current Report on Form 8-K filed May 15, 2000;

          (i) Cisco's Current Report on Form 8-K filed May 3, 2000;

          (j) Cisco's Current Report on Form 8-K filed April 3, 2000;

          (k) Cisco's Current Report on Form 8-K filed March 28, 2000;

          (l) Cisco's Current Report on Form 8-K filed March 27, 2000;

          (m) Cisco's Current Report on Form 8-K filed March 16, 2000;

          (n) Cisco's Current Report on Form 8-K filed February 17, 2000;

          (o) Cisco's Current Report on Form 8-K filed December 15, 1999, as amended by the Current Report on Form 8-K/A filed February 3, 2000;

          (p) The description of Cisco Common Stock contained in its registration statement on Form 8-A filed January 8, 1990, including any amendments or reports filed for the purpose of updating such descriptions; and

          (q) The description of Cisco's Preferred Stock Purchase Rights, contained in its registration statement on Form 8-A filed on June 11, 1998, including any amendments or reports filed for the purpose of updating such description.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

     Larry R. Carter
     Senior Vice President, Chief Financial Officer and Secretary
     Cisco Systems, Inc.
     170 West Tasman Drive
     San Jose, CA 95134-1706
     408-526-4000

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

                                   THE COMPANY

     Cisco's principal executive offices are located at 170 West Tasman Drive, San Jose, California 95134. Cisco's telephone number is (408) 526-4000.

                              PLAN OF DISTRIBUTION

        Cisco is registering all 13,749,020 shares on behalf of certain selling shareholders. All of the shares were issued by us in connection with our acquisition of Qeyton Systems AB. We purchased all of the outstanding shares of Qeyton Systems AB and Qeyton Systems AB has survived as a wholly-owned subsidiary of Cisco. Cisco will receive no proceeds from this offering. The selling shareholders named in the table below or pledgees, donees, transferees or other successors-in-interest selling shares received from a named selling shareholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (collectively, the "Selling Shareholders") may sell the shares from time to time. The Selling Shareholders will act independently of Cisco in making decisions with respect to the timing, manner and size of each sale. The sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Selling Shareholders may effect such transactions by selling the shares to or through broker-dealers. The shares may be sold by one or more of, or a combination of, the following:

     - a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

     - purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus,

     - an exchange distribution in accordance with the rules of such exchange,

     - ordinary brokerage transactions and transactions in which the broker solicits purchasers, and

     - in privately negotiated transactions.

     To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in the resales.

     The Selling Shareholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with Selling Shareholders. The Selling Shareholders also may sell shares short and redeliver the shares to close out such short positions. The Selling Shareholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The Selling Shareholders also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon a default the broker-dealer may sell the pledged shares pursuant to this prospectus.

     Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Shareholders. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale. Broker-dealers or agents and any other participating broker-dealers or the Selling Shareholders may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act in connection with sales of the shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Because Selling Shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Selling Shareholders will be subject to the prospectus delivery requirements of the

Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. The Selling Shareholders have advised Cisco that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares by Selling Shareholders.

     The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition, each Selling Shareholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the Selling Shareholders. Cisco will make copies of this prospectus available to the Selling Shareholders and has informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

     Cisco will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such supplement will disclose:

     - the name of each such Selling Shareholder and of the participating broker-dealer(s),

     - the number of shares involved,

     - the price at which such shares were sold,

     - the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,

     - that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and

     - other facts material to the transaction.

     Cisco will bear all costs, expenses and fees in connection with the registration of the shares. The Selling Shareholders will bear all commissions and discounts, if any, attributable to the sales of the shares. The Selling Shareholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

                              SELLING SHAREHOLDERS

     The following table sets forth the number of shares owned by each of the Selling Shareholders. None of the Selling Shareholders has had a material relationship with Cisco within the past three years other than as a result of the ownership of the shares or other securities of Cisco or as a result of their employment with Cisco as of the date of the Closing of the acquisition. No estimate can be given as to the amount of shares that will be held by the Selling Shareholders after completion of this offering because the Selling Shareholders may offer all or some of the shares and because there currently are no agreements, arrangements or understandings with respect to the sale of any of the shares. The shares offered by this prospectus may be offered from time to time by the Selling Shareholders named below.



                                     NUMBER OF
                                       SHARES        PERCENT OF         NUMBER OF
                                    BENEFICIALLY     OUTSTANDING    SHARES REGISTERED
NAME OF SELLING SHAREHOLDER            OWNED           SHARES        FOR SALE HEREBY
---------------------------         ------------     -----------    -----------------
Abramson, Bengt                          6,708            *                6,708
Abramson, Mats                          21,755            *               21,755
Althen, Tomas                           47,918            *               47,918
Askinger, Tomas                        523,175            *              523,175
Axelsson, Caroline                      12,861            *               12,861
Banco Smabolagsfond                    263,695            *              263,695
Barker, Stuart                          12,219            *               12,219
Batchellor, Charles Robert             129,380            *              129,380
Belenius, Arne                          35,938            *               35,938
Bengtsen, Hakan                          4,791            *                4,791
Bengtsson, Jeanette                      5,031            *                5,031
Berg, Robert                            19,167            *               19,167
Berg-Navratilova, Jana                   6,746            *                6,746
Bergstedt, Gunnar                       39,130            *               39,130
Bohm, Christer                          33,543            *               33,543
Bonnedal, Dag                          456,376            *              456,376
Bridge Street Special
  Opportunities Fund 2000, L.P.         68,959            *               68,959
Brundin, Kathy                           3,354            *                3,354
Backstrom, Lars                          3,354            *                3,354
Bossviken Invest AB                      1,638            *                1,638
DeCastro, Alfredo                        3,354            *                3,354
Edvardsson, Bo                           2,395            *                2,395
Egnell, Erik                            48,172            *               48,172
Egnell, Lars                         1,479,246            *            1,479,246
Ekwall, Hakan                           10,062            *               10,062
Elgemyr, Anders                          4,034            *                4,034
Ericson, Lars                            4,791            *                4,791
Ericsson, Jan Eric                       4,791            *                4,791
Eriksson, Yvonne                         3,354            *                3,354
Fog-Pedersen, Allan                      3,354            *                3,354
Force Majeure AB                         4,791            *                4,791
Furukvist, Roger                           479            *                  479
Gabrielsson, Ingemar                        14            *                   14
Gauffin, Lars                           33,543            *               33,543
Genberg, Catrine                         3,354            *                3,354
Gillner, Disa                            1,341            *                1,341
Gillner, Eric                            1,341            *                1,341
Gillner, Lars                           10,733            *               10,733
Graslund, Kjell                          4,791            *                4,791
Graslund, Per                            4,791            *                4,791
Graslund, Tom                            4,791            *                4,791
Hartman, Cecilia                         1,437            *                1,437
Herolf, Mats                             7,187            *                7,187
Hollstedt, Birgitta                     23,959            *               23,959
Hulten, Marianne                         9,583            *                9,583
Hulten, Ola                             54,986            *               54,986
Hagglund, Magnus                        11,222            *               11,222
Hoog, Eva                                1,317            *                1,317
Investor AB                            394,206            *              394,206
Jansson, Helena                         12,861            *               12,861
Jansson, Ralf                           18,544            *               18,544
Johansson, Axel                          4,791            *                4,791
Johansson, Bengt                        52,710            *               52,710
Johansson, Karin                         4,791            *                4,791
Jonason, Alice                          11,217            *               11,217
Jonason, Astrid                         39,413            *               39,413
Jonason, Axel                           39,408            *               39,408
Jonason, Karin                          95,837            *               95,837
Jonason, Katharina                     201,416            *              201,416
Jonason, Lage                          221,996            *              221,996
Karacsony, Istvan                        9,583            *                9,583
Karlsudd AB                              6,430            *                6,430
Kerzar, Boris                          437,209            *              437,209
Khawar, Afsaneh                          7,187            *                7,187
Killander, Bo                           29,005            *               29,005
Kjallander, Lise-Lotte                  11,179            *               11,179
Kling, Nils-Gunnar                     619,539            *              619,539
Kraft Starczewski, Sylvia                3,354            *                3,354
Krantz, Stefan                           3,354            *                3,354
Kuang, Marcus                            5,031            *                5,031
Kallstrom, Mats                         19,292            *               19,292
Lagerstrom, Bo                          26,355            *               26,355
Larsson, Gunnar                         11,979            *               11,979
Larsson, Jan-Erik                        3,354            *                3,354
Liden, Fredrik                          37,664            *               37,664
Lindgren, Fredrik                       19,167            *               19,167
Lindgren, Per                           33,543            *               33,543
Lindgren, Torbjorn                      23,959            *               23,959
Lindqvist, Nancy                         5,031            *                5,031
Lindroth, Brita                          9,583            *                9,583
Lindstrom, Peter                         9,305            *                9,305
Liungman, Olof                           1,437            *                1,437
Loriner International Ltd            1,072,124            *            1,072,124
Malmqvist, Britt-Inger                   4,791            *                4,791
Mendel, Rikard                          33,543            *               33,543
Martensson, Johan                       15,813            *               15,813
Mork, Goran                             57,502            *               57,502
Nassiri, Hamid                           7,187            *                7,187
Nelson, Peter                            6,708            *                6,708
Neumann, Gunilla                        19,167            *               19,167
Neumann, Ingvar                         19,167            *               19,167
Neumann, Joakim                          9,583            *                9,583
Nilsson, Marianne                       23,959            *               23,959
Nilsson, Martin                         42,168            *               42,168
Nordiska Fondkommission AB                  23            *                   23
Nordsjo, Fredrik                        25,722            *               25,722
Northern Light Fund Ltd,
  Arctic Hedge Fund                     47,918            *               47,918
Ojala, Peter                             5,031            *                5,031
Okerbridge Estates Limited           1,072,119            *            1,072,119
Orozco, Alba Lucia                      71,877            *               71,877
Orring, Johan                           45,019            *               45,019
Pataky, Janos                            4,715            *                4,715
Pelago Venture Partners AB             257,260            *              257,260
Persson, Lars                            9,583            *                9,583
Persson, Markus                          4,025            *                4,025
Pousette, Harald                         5,587            *                5,587
Pousette, Knut                           2,793            *                2,793
Pousette, Maryanne                       2,793            *                2,793
Premier Life (Bermuda) Ltd             899,642            *              899,642
Quaestus Life International Ltd.        31,147            *               31,147
Rickeby, Charlotta                       7,427            *                7,427
Rickeby, Christian                       7,427            *                7,427
Rickeby, Claes                         134,651            *              134,651
Rickeby, Helene                         28,224            *               28,224
Rosen, Fredrik                          51,450            *               51,450
Schrader, Hans-Friedrich                23,959            *               23,959
Servisen Investment Management AB      153,732            *              153,732
Servisen Private Equity Fund II Ltd.   296,735            *              296,735
Sjoberg, Fredrik                         4,993            *                4,993
Solin, Lars                             12,861            *               12,861
SEI III Entrepreneurs' Fund, L.P.       37,448            *               37,448
Spectrum Equity Investors III, L.P.  1,198,395            *            1,198,395
Spectrum III Investment Managers'
  Limited Partnership                   12,482            *               12,482
Stjernstrom, Ann                        12,861            *               12,861
Stone Street Fund 2000, L.P.           137,914            *              137,914
Strinde, Ann-Marie                       2,395            *                2,395
Svensson, Per                          533,573            *              533,573
Svensson, Ulla                           4,791            *                4,791
T-Bolaget Ab                            39,590            *               39,590
Teknik & Innovationsfond Banco         154,355            *              154,355
The Goldman Sachs Group, Inc.          515,153            *              515,153
Thun, Helena                            10,182            *               10,182
Torlof, Ingemar                         32,153            *               32,153
Torlof, Mikael                           4,791            *                4,791
Torlof, Thomas                         294,085            *              294,085
Touch Invest AB                          1,638            *                1,638
Trulscom AB                            121,626            *              121,626
Tornwall, Mats                             958            *                  958
Wadell, Clara                              479            *                  479
Wadell, Johan                            5,472            *                5,472
Wadell, Thea                               479            *                  479
Wedfelt, Gunnar                          6,430            *                6,430
Wedoff AB                                1,638            *                1,638
Wendin, Per                             14,375            *               14,375
Whitmore, Eva                           62,293            *               62,293
Wilson Roldao, Astrid                      527            *                  527
Wingstrand, Barbro                       9,583            *                9,583
Wingstrand, Gustaf                       9,583            *                9,583
Wingstrand, Henrik                      21,563            *               21,563
Wingstrand, Karin                       21,563            *               21,563
Wingstrand, Petter                      21,563            *               21,563
Volterra Invest AB                      64,311            *               64,311
Aberg, Bjorn                             1,437            *                1,437
Aberg, Henrik                            1,437            *                1,437
Aberg, Sophia                            1,437            *                1,437
Alund, Conny                             3,354            *                3,354
                                    ----------                        ----------
Total                               13,749,020                        13,749,020
                                    ==========                        ==========

-----------------

*    Represents beneficial ownership of less than one percent.

(1) This registration statement also shall cover any additional shares of common stock which become issuable in connection with the shares registered for sale hereby by reason of any stock divided, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of Cisco's outstanding shares of common stock.

                                  LEGAL MATTERS

     The validity of the securities offered hereby will be passed upon for Cisco by Brobeck, Phleger & Harrison LLP, Palo Alto, California.

                                     EXPERTS

     The consolidated financial statements of Cisco Systems, Inc. incorporated in this prospectus by reference to the Annual Report on Form 10-K/A for the year ended July 31, 1999 and supplementary consolidated financial statements as of July 31, 1999 and July 25, 1998 and for each of the three years in the period ended July 31, 1999 incorporated in this prospectus by reference to the Current Report on Form 8-K/A dated February 3, 2000, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

        PricewaterhouseCoopers LLP ("PWC"), Cisco's independent accountants, have notified Cisco that PWC is engaged in discussions with the Securities and Exchange Commission following an internal review by PWC, pursuant to an administrative settlement with the Securities and Exchange Commission, of PWC's compliance with auditor guidelines. PWC has advised Cisco that Cisco is one of the companies affected by such discussions. Cisco is not involved in the discussions between the Securities and Exchange Commission and PWC and cannot predict the result of those discussions.

================================================================================

We have not authorized any person to make a statement that differs from what is in this prospectus. If any person does make a statement that differs from what is in this prospectus, you should not rely on it. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state in which the offer or sale is not permitted. The information in this prospectus is complete and accurate as of its date, but the information may change after that date.


                                 --------------


                                TABLE OF CONTENTS


                                                            PAGE
                                                            ----
            Where You Can Find More Information...............3
            The Company.......................................4
            Plan of Distribution..............................4
            Selling Shareholders..............................6
            Legal Matters.....................................7
            Experts...........................................7



================================================================================

                               CISCO SYSTEMS, INC.



                               13,749,020 SHARES
                                 OF COMMON STOCK



                                  ------------
                                   PROSPECTUS
                                  ------------






                                 JUNE __, 2000


================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Cisco in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee.



                  SEC Registration Fee                  $245,914.97
                  Legal Fees and Expenses                 15,000.00
                  Accounting Fees and Expenses             5,000.00
                  Printing Fees                            5,000.00
                  Transfer Agent Fees                      5,000.00
                  Miscellaneous                           11,000.00
                                                        -----------
                      Total                             $286,914.97



ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification, including reimbursement of expenses incurred, under certain circumstances for liabilities arising under the Securities Act. Cisco's Restated Articles of Incorporation, as amended, and Amended Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California Corporations Code. In addition, Cisco has entered into indemnification agreements with each of its directors and officers.

ITEM 16. EXHIBITS



 5.1    Opinion of Brobeck, Phleger & Harrison LLP ("BPH")

23.1    Consent of PricewaterhouseCoopers LLP

23.2    Consent of Brobeck, Phleger & Harrison LLP (included in the Opinion of
        BPH filed as Exhibit 5.1)

24.1    Power of Attorney (included on page II-3 of this registration statement)



ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Jose, State of California, on this 21st day of June, 2000.

                                              CISCO SYSTEMS, INC.


                                           By /s/ JOHN T. CHAMBERS
                                              ---------------------------------
                                              John T. Chambers,
                                              President, Chief Executive Officer
                                              and Director

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry R. Carter as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of Cisco and in the capacities and on the dates indicated:


SIGNATURES                                          TITLE                        DATE
----------                                          -----                        ----
/s/ JOHN T. CHAMBERS                     President, Chief Executive           June 21, 2000
--------------------------------         Officer and Director
John T. Chambers                         (Principal Executive Officer)

/s/ LARRY R. CARTER                      Senior Vice President, Finance       June 21, 2000
--------------------------------         and Administration, Chief
Larry R. Carter                          Financial Officer and Secretary
                                         (Principal Financial and
                                         Accounting Officer)

/s/ JOHN P. MORGRIDGE                    Chairman of the Board and Director   June 21, 2000
--------------------------------
John P. Morgridge

/s/ DONALD T. VALENTINE                  Vice Chairman and Director           June 21, 2000
--------------------------------
Donald T. Valentine

SIGNATURES                                          TITLE                        DATE
----------                                          -----                        ----
/s/ JAMES F. GIBBONS                                  Director                June 21, 2000
--------------------------------
James F. Gibbons

/s/ STEVEN M. WEST                                    Director                June 21, 2000
--------------------------------
Steven M. West

/s/ EDWARD R. KOZEL                                   Director                June 21, 2000
--------------------------------
Edward R. Kozel

/s/ CAROL A. BARTZ                                    Director                June 21, 2000
--------------------------------
Carol A. Bartz

/s/ JAMES C. MORGAN                                   Director                June 21, 2000
--------------------------------
James C. Morgan

/s/ MARY CIRILLO                                      Director                June 21, 2000
--------------------------------
Mary Cirillo

/s/ ARUN SARIN                                        Director                June 21, 2000
--------------------------------
Arun Sarin

                                INDEX TO EXHIBITS



  Exhibit
  Number                                     Exhibit Title
  ------                                     -------------
    5.1      Opinion of Brobeck, Phleger & Harrison LLP ("BPH")

   23.1      Consent of PricewaterhouseCoopers LLP

   23.2 Consent of Brobeck, Phleger & Harrison LLP (included in the Opinion of BPH filed as Exhibit 5.1)

   24.1 Power of Attorney (included on page II-3 of this registration statement)